EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-248442, 333-218592, 333-197024, and 333-170833) and Forms S-3 (No. 333-128958 and 333-233146) of Mid Penn Bancorp, Inc. of our report dated March 15, 2021, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Mid Penn Bancorp, Inc., appearing in this Annual Report on Form 10-K of Mid Penn Bancorp, Inc. for the year ended December 31, 2020.

/s/ RSM US LLP

Philadelphia, Pennsylvania

March 15, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mid Penn Bancorp, Inc.

Millersburg, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-248442, 333-218592, 333-197024, and 333-170833) and Form S-3 (Nos. 333-128958 and 333-233146) of Mid Penn Bancorp, Inc. of our report dated March 13, 2020, relating to the consolidated financial statements of Mid Penn Bancorp, Inc., which appears in this Form 10-K.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

March 15, 2021